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                                                                   Exhibit 23.6



[Ellie Rozinsky, CPA Letterhead]


To the Owner of
Family Dentistry
Marshfield, Massachusetts


The audits referred to in my reports dated November 12, 1996, included the related financial statement schedules as of March 31, 1996, December 31, 1995, and December 31, 1994, and for each of those periods, included in the registration statement (or incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statement schedules based on my audits. In my opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

I consent to the use of my reports included herein (or incorporated herein by reference) and to the reference to me under the heading "Experts" in the prospectus.


/s/ Elle Rozinsky, CPA


Hull, MA                                                      October 22, 1997